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                                                                   EXHIBIT 10.24

                                PROMISSORY NOTE

$50,000                      San Diego, California      Dated: November 3, 1995

        FOR VALUE RECEIVED, the undersigned, ALEXANDER POLINSKY an individual, promises to pay to the order of ALANEX CORPORATION, a California corporation, at 3550 General Atomics Ct., San Diego, California, the principal sum of Fifty Thousand Dollars ($50,000). Accrued interest shall be paid annually in three installments from the date of this note until November 3, 1998 at which time the entire balance of unpaid principal shall all be due and payable in full, along with any unpaid interest. Interest is payable at the minimum rate of interest required to avoid imputed interest. Any installment, when paid, shall be credited first on interest then due and the remainder on principal, and interest shall thereupon cease upon the principal so credited.

        Should interest not be paid when due, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

        The Borrower hereunder shall have the right, at any time, to prepay all or any portion of the principal amount of this Note without penalty.

        If default is made in the payment when due of any part or installment of principal or interest under this Note, then the whole sum of principal then unpaid, together with accrued interest thereon, shall become immediately due and payable at the option of the holder of this Note, without notice.

        The provisions hereof shall be binding upon the successors and assigns of the borrower hereunder, and shall insure to the benefit of the holder of this Note, and his respective heirs, legal representatives, successors and assigns.

        Principal and interest are payable in lawful money of the United States of America. Should default be made in payment and if action is instituted on this Note, the undersigned promises to pay such sum as the court may fix as attorney's fees. This Note shall be governed by and construed in accordance with the laws of the State of California.


                                       /s/ Alexander Polinsky
                                       -----------------------------------------
                                       Alexander Polinsky